Exhibit 10.3

WAIVER OF SUBSEQUENT EQUITY SALES PROVISION

October 29, 2024

Reference is hereby made to Section 4(p) of that certain Placement Agency Agreement (the “Placement Agency Agreement”), dated May 28, 2024, by and among Applied DNA Sciences, Inc., a Delaware corporation (the “Company”), Craig-Hallum Capital Group LLC (“Craig-Hallum”) and Laidlaw & Company (UK) Ltd. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Placement Agency Agreement.

Pursuant to Section 4(p) of the Placement Agency Agreement, the Company cannot, without the prior written consent of Craig-Hallum, (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock Equivalents or (ii) file any registration statement or amendment or supplement thereto, other than the Final Prospectus or filing a registration statement on Form S-8 in connection with any employee benefit plan, for a period that shall terminate upon the earlier of ninety (90) days after (a) the Closing Date if Stockholder Approval (as defined in the Series A Warrants and Series B Warrants) is obtained prior to ninety (90) days after the Closing Date and (b) the Stockholder Approval Date (as defined in the Series A Warrants and Series B Warrants).

The Company desires to consummate an offering up to $8 million of its common stock and two series of warrants with Craig-Hallum acting as the exclusive placement agent to substantially the same investors (the “Offering”), which Offering would require the consent of Craig-Hallum pursuant to Section 4(p) of the Placement Agency Agreement (the “Waiver”).

The Company hereby requests that the undersigned consent to the Waiver.

By signing below, the undersigned hereby irrevocably and unconditionally consents to the Waiver solely as it relates to the consummation of the Offering; provided that the Company acknowledges and agrees that this is a one-time waiver and any other offering of securities of the Company (or consent required thereunder) would require a separate waiver from Craig-Hallum pursuant to Section 4(p) of the Placement Agency Agreement.

Sincerely,

CRAIG-HALLUM CAPITAL GROUP LLC

By:	Rick Hartfiel
Name: Rick Hartfiel
Title: Head of Investment Banking